Exhibit 10.1

July 16, 2024

Target Capital 16 LLC

144 Hillside Village

Rio Grande, PR 00745

Attn.: Dmitriy Shapiro, Manager

Increase and Consolidation

Amendment and Restatement of
Senior Secured Convertible Notes

Dear Sirs:

Reference is made to that certain: (A) Securities Purchase Agreement, dated as of November 16, 2023 (“Purchase Agreement”), as amended, between the undersigned Vitro Biopharma, Inc., a Nevada corporation (“Company”), and each purchaser identified on the Annex A thereto; (B) $2,500,000 Original Principal Amount Note Senior Secured Convertible Note dated November 16, 2023 (“First Note”) issued to you (“Holder”) thereunder; (C) $1,250,000 Original Principal Amount Note Senior Secured Convertible Note dated January 4, 2024 (collectively with the First Note, the “Outstanding Notes”) issued to you thereunder; and (D) letter agreement dated June 19, 2024 (captioned Extension of Senior Secured Convertible Note) (the “Prior Notes Amendment”) between the Company and Holder. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement or Outstanding Notes, as applicable.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

1. Increase of Original Principal Amount; Amendment and Restatement. In consideration of, and effective immediately upon the receipt by the Company from Holder of, $300,000 additional Subscription Amount funds:

(a)	the Outstanding Notes are hereby amended by: (i) increasing the aggregate “Subscription Amount” thereof from $3,000,000 to $3,300,000; (ii) increasing the aggregate “Original Issue Discount” thereof from $750,000 to $825,000; and (iii) increasing the aggregate “Original Principal Amount” thereof from $3,750,000 to $4,125,000; and

(b)	the Outstanding Notes are hereby agreed to be consolidated, amended and restated (consistent with the foregoing and the Prior Notes Amendment) into a new Note under the Purchase Agreement in the form of Annex A hereto (the “Consolidated Note”); and upon the execution and delivery by the Company to Holder of a definitive Consolidated Note, Holder shall surrender the same to the Company (or certify the deletion or destruction thereof).

2. Prior Notes Amendment. Sections 1 and 2 of the Prior Notes Amendment shall be deemed to apply (and have applied ab initio) to both Holder’s Notes, mutatis mutandis.

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3. Registration of Optional Conversion Shares. The Company shall include in the registration of shares for the Liquidity Event 200% of the number of Conversion Shares not mandatorily redeemed under the Consolidated Note in connection therewith, and to maintain such registration until sold otherwise disposed of by the Holder.

4. No Material Non-Public Information. The Company hereby represents and warrants and covenants to the Holder that nothing contained herein or otherwise disclosed to the Holder by the Company connection herewith constitutes material non-public information. As of the date hereof, the Company shall have disclosed all material, non-public information (if any) provided up to the date hereof to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not previously been publicly disclosed by the Company in a filing with the Securities and Exchange Commission.

5. No Confidentiality. The Company hereby covenants and agrees that, as of the date hereof, (i) the Holder has no confidentiality or similar obligation under any agreement to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents and (ii) the Holder has not made any agreement with the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent not to purchase or sell, long and/or short, the Common Stock or any other securities of the Company.

6. Miscellaneous. All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be determined in accordance with the provisions of the Purchase Agreement. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

7. If the foregoing accurately reflects our agreement, kindly evidence your acceptance of the Agreement by signing below:

Sincerely,

VITRO BIOPHARMA, INC.

By:	/s/ Christopher Furman
Name:	Christopher Furman
Title:	Chief Executive Officer

ACCEPTED AND AGREED TO:

TARGET CAPITAL 16 LLC

By:	/s/ Dmitriy Shapiro
Name:	Dmitriy Shapiro
Title:	Manager